EXHIBIT 99.1

Oil States Announces Fourth Quarter 2015 Adjusted Earnings Per Share of $0.13

Fourth Quarter Highlights:

  Reports adjusted earnings per diluted share of $0.13 ($0.02 per diluted share on an as reported basis)
  Offshore products EBITDA margins averaged 30.0%
  Offshore products book-to-bill ratio totaled 0.71x
  Total debt was reduced $31 million

HOUSTON, Feb. 17, 2016 (GLOBE NEWSWIRE) -- Oil States International, Inc. (NYSE:OIS) reported net income for the fourth quarter ended December 31, 2015 of $1.1 million, or $0.02 per diluted share, which included the following significant items:

  Pre-tax charges of $1.9 million, or $0.02 per diluted share after-tax, for severance and other downsizing charges
  Pre-tax charges of $3.4 million, or $0.04 per diluted share after-tax, for a leasehold restoration provision (charge was included as a component of depreciation and amortization expense) for one of our offshore products facilities in the U.K.
  Higher quarterly effective tax rate of 76.1% due to $1.2 million, or $0.02 per diluted share, of deferred tax asset write-offs and a $0.6 million, or $0.01 per diluted share, of tax valuation allowances recorded against certain of the Company’s deferred tax assets

Excluding the above significant items, adjusted net income for the fourth quarter of 2015 totaled $6.4 million, or $0.13 per diluted share. These results compare to net income from continuing operations of $58.3 million, or $1.09 per diluted share, reported in the fourth quarter of 2014.

During the fourth quarter of 2015, the Company generated revenues of $234.5 million and Adjusted EBITDA (A) of $42.5 million (excluding $1.9 million for severance and other downsizing costs). These results compare to revenues of $483.7 million and EBITDA (A) of $124.2 million reported in the fourth quarter of 2014, representing year-over-year declines of 52% and 66%, respectively. Persistently low commodity prices continued to negatively impact global activity levels but the impact was particularly acute in North America as evidenced by a very low U.S. land drilling rig count resulting in a proportionately higher than normal inventory of drilled but uncompleted wells and pricing pressure for our completion service offerings.

Oil States’ President and Chief Executive Officer, Cindy B. Taylor, stated, “Oil States’ fourth quarter results were sequentially lower due to the ongoing low commodity price environment in which we are operating,  with the current U.S. rig count having declined 70% from the peak level attained in late 2014. International declines are evident as well, but have come at a bit slower pace than the U.S. activity declines. As a result, our offshore products segment continued to report relatively good results with respectable bookings. Our offshore products segment achieved a new quarterly record EBITDA margin and a book-to-bill ratio of 0.71x for the fourth quarter, bringing the full year ratio to 0.83x, in-line with our expectations for the year. As we progress into 2016, we are bracing for another difficult year as our customers aggressively reduce capex in order to protect their own liquidity.”

For the year ended December 31, 2015, the Company reported revenues of $1.1 billion and Adjusted EBITDA of $194.1 million (excluding $6.4 million of severance and other downsizing charges). For the year ended December 31, 2014, the Company reported revenues of $1.8 billion and Adjusted EBITDA of $449.3 million (excluding $11.2 million of charges primarily associated with the May 30, 2014 spin-off of the accommodations segment into a stand-alone, publicly traded corporation, Civeo Corporation or Civeo). Excluding the severance and downsizing charges in 2015 and the spin-off related charges in 2014, Adjusted EBITDA decreased 57% year-over-year.

Net income for the year ended December 31, 2015 included a total of $14.7 million, or $0.29 per diluted share after-tax, from the following significant items:

  Pre-tax charges of $6.4 million, or $0.09 per diluted share after-tax, for severance and other downsizing charges
  Pre-tax charges of $3.4 million, or $0.05 per diluted share after-tax, for a leasehold restoration provision (charge was included as a component of depreciation and amortization expense) for one of our offshore products facilities in the U.K.
  $3.6 million, or $0.07 per diluted share, of deferred tax asset write-offs ($2.3 million recorded in the first quarter of 2015 and $1.2 million recorded in the fourth quarter of 2015)
  $4.1 million, or $0.08 per diluted share, of tax valuation allowances recorded against certain of the Company’s deferred tax assets ($0.3 million of which was recorded in the second quarter of 2015, $3.2 million recorded in the third quarter of 2015 and $0.6 million recorded in the fourth quarter of 2015)

The results for the year ended December 31, 2014 included $111.6 million, or $1.35 per diluted share after-tax, primarily related to losses on debt extinguishment and Civeo spin-off related charges. Excluding these significant charges in 2014, net income from continuing operations totaled $199.6 million, or $3.69 per diluted share.

BUSINESS SEGMENT RESULTS

(Unless otherwise noted, the following discussion compares the quarterly results from continuing operations for the fourth quarters of 2015 and 2014, respectively. The historical results of operations of the accommodations segment through the spin-off date have been reported as discontinued operations for all periods reported herein.)

Offshore Products

Offshore products generated revenues and EBITDA of $169.8 million and $50.8 million, respectively, in the fourth quarter of 2015 compared to revenues of $252.1 million and EBITDA of $61.9 million in the fourth quarter of 2014. Segmental revenues decreased 33% and EBITDA decreased 18% year-over-year, due to lower contributions across most of the segment’s product lines, weighted primarily to reductions in drilling products and shorter cycle businesses such as elastomer products and valves, a lower level of service activities and a backlog position that has trended lower throughout 2015, partially offset by improved subsea product revenues. Despite the weakening energy market, EBITDA margins achieved a new quarterly record of 30.0% in the fourth quarter of 2015, compared to 24.6% realized in the fourth quarter of 2014.  Strong project execution on several jobs completed during the fourth quarter along with favorable percentage-of-completion contract adjustments and a lower cost structure contributed to improvements in the EBITDA margin. Backlog declined 14% sequentially, totaling $340 million at December 31, 2015 compared to $394 million reported at September 30, 2015 and $490 million reported at December 31, 2014. Major backlog additions during the fourth quarter included orders for pipeline and connector products destined for various global markets and replacement equipment on a Gulf of Mexico production facility.

Well Site Services

Well site services generated revenues of $64.7 million and EBITDA of $1.2 million in the fourth quarter of 2015 compared to revenues and EBITDA of $231.7 million and $74.9 million, respectively, in the fourth quarter of 2014. Segmental revenues and EBITDA decreased 72% and 98% year-over-year, respectively, primarily due to a 56% year-over-year decrease in the number of completion services jobs performed and a 34% year-over-year decrease in revenue per completion service job. The segment’s fourth quarter 2015 results were negatively impacted by the extreme competitive pressures and depressed activity levels in the U.S. shale basins. Lower utilization in the land drilling business, which averaged only 22% during the fourth quarter of 2015, also negatively impacted results.

Income Taxes

The Company recognized an unusually high effective tax rate of 76.1% in the fourth quarter of 2015 bringing the annualized effective tax rate for the year to 43.9%. This compared with an effective tax rate of 35.9% reported in the fourth quarter of 2014 and 35.2% for the full year 2014. The higher effective tax rate in the fourth quarter and full year 2015 was due to the aforementioned deferred tax adjustments, certain non-deductible items and tax valuation allowances recorded.

Financial Condition

The Company invested $22.4 million in capital expenditures during the fourth quarter of 2015. Capital expenditures made during the fourth quarter related to ongoing facility expansions in the offshore products segment, primarily in the U.K., along with maintenance and replacement of completion services equipment.

During the fourth quarter of 2015, the Company did not repurchase any shares under its authorized share repurchase program. A total of $136.8 million remains available under the current share repurchase authorization, which is scheduled to expire on July 29, 2016.

As of December 31, 2015, there was $122.9 million outstanding under the Company’s revolving credit facility. Total availability under the facility as of December 31, 2015 was $439.4 million (net of standby letters of credit totaling $37.7 million).

Conference Call Information

The call is scheduled for Thursday, February 18, 2016 at 11:00 am ET, is being webcast and can be accessed from the Company’s website at http://www.oilstatesintl.com. Participants may also join the conference call by dialing (800) 447-0521 in the United States or by dialing +1 847 413 3238 internationally and using the passcode 41741067. A replay of the conference call will be available one and a half hours after the completion of the call by dialing (888) 843-7419 in the United States or by dialing +1 630 652 3042 internationally and entering the passcode 41741067.

About Oil States

Oil States International, Inc. is an energy services company with a leading market position as a manufacturer of products for deepwater production facilities and certain drilling equipment, as well as a provider of completion services and land drilling services to the oil and gas industry.  Oil States is publicly traded on the New York Stock Exchange under the symbol “OIS”.

For more information on the Company, please visit Oil States International’s website at http://www.oilstatesintl.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included therein are based on then current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the energy service industry and other factors discussed in the "Business" and "Risk Factors" sections of the Form 10-K for the year ended December 31, 2014 filed by Oil States with the Securities and Exchange Commission on February 23, 2015.

Oil States International, Inc. and Subsidiaries
Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Revenues:
Product	$138,553	$199,063	$561,018	$765,339
Service and other	95,921	284,670	538,959	1,054,270
Total revenue	234,474	483,733	1,099,977	1,819,609

Costs and expenses:
Products costs	85,578	139,140	395,137	546,639
Service and other costs	79,144	179,966	390,561	659,245
Selling, general and administrative expenses	31,932	41,252	132,664	169,432
Depreciation and amortization expense	34,515	31,806	131,257	124,776
Other operating (income) expense, net	(2,571)	(262)	(4,648)	9,262
Total operating expenses	228,598	391,902	1,044,971	1,509,354

Operating income	5,876	91,831	55,006	310,255

Interest expense	(1,551)	(1,673)	(6,427)	(17,173)
Interest income	115	148	543	560
Loss on extinguishment of debt	-	-	-	(100,380)
Other income	225	512	1,446	3,082
Income from continuing operations before income taxes	4,665	90,818	50,568	196,344
Income tax provision	(3,550)	(32,573)	(22,197)	(69,117)
Net income from continuing operations	1,115	58,245	28,371	127,227
Net income from discontinued operations, net of tax	2	206	226	51,776
Net Income	1,117	58,451	28,597	179,003
Less: Net income attributable to noncontrolling interest	-	(8)	-	-
Net income attributable to Oil States International, Inc.	$1,117	$58,459	$28,597	$179,003

Net income attributable to Oil States International, Inc.:
Continuing operations	$1,115	$58,253	$28,371	$127,227
Discontinued operations	2	206	226	51,776
Net income attributable to Oil States International, Inc.	$1,117	$58,459	$28,597	$179,003

Basic net income per share attributable to Oil States International, Inc. common stockholders from:
Continuing operations	$0.02	$1.10	$0.55	$2.37
Discontinued operations	0.00	0.00	0.01	0.96
Net income	$0.02	$1.10	$0.56	$3.33

Diluted net income per share attributable to Oil States International, Inc. common stockholders from:
Continuing operations	$0.02	$1.09	$0.55	$2.35
Discontinued operations	0.00	0.00	0.01	0.96
Net income	$0.02	$1.09	$0.56	$3.31

Weighted average number of common shares outstanding
Basic	49,813	52,090	50,269	52,862
Diluted	49,839	52,338	50,335	53,151

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Amounts)

	December 31,
	2015	2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$35,973	$53,263
Accounts receivable, net	333,494	497,124
Inventories, net	212,882	232,490
Prepaid expenses and other current assets	29,124	43,789
Total current assets	611,473	826,666

Property, plant and equipment, net	638,725	649,846
Goodwill, net	263,787	252,201
Other intangible assets, net	59,385	53,884
Other noncurrent assets	25,768	27,015
Total assets	$1,599,138	$1,809,612

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$59,116	$108,949
Accrued liabilities	49,300	96,130
Income taxes	8,303	9,195
Current portion of long-term debt and capitalized leases	533	530
Deferred revenue	36,655	48,948
Deferred tax liabilities	--	7,431
Other current liabilities	293	229
Total current liabilities	154,200	271,412

Long-term debt and capitalized leases (1)	128,554	146,835
Deferred income taxes	40,497	33,913
Other noncurrent liabilities	20,215	16,795
Total liabilities	343,466	468,955

Stockholders' equity:
Oil States International, Inc. stockholders' equity:
Common stock, $.01 par value, 200,000,000 shares authorized, 61,712,805 shares and 60,940,734 shares issued, respectively, and 50,953,149 shares and 53,017,359 shares outstanding, respectively	617	610
Additional paid-in capital	712,980	685,232
Retained earnings	1,179,863	1,151,266
Accumulated other comprehensive loss	(50,698)	(22,100)
Common stock held in treasury at cost, 10,759,656 and 7,923,375 shares, respectively	(587,090)	(474,351)
Total Oil States International, Inc. stockholders' equity	1,255,672	1,340,657
Noncontrolling interest	--	--
Total stockholders' equity	1,255,672	1,340,657
Total liabilities and stockholders' equity	$1,599,138	$1,809,612

(1) As of December 31, 2015, the Company had approximately $439.4 million available under its revolving credit facility.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Year Ended December 31,
	2015	2014
	(unaudited)
Cash flows from operating activities:
Net income	$28,597	$179,003
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	(226)	(51,776)
Depreciation and amortization	131,257	124,776
Deferred income tax benefit	(3,173)	(11,970)
Tax impact of share-based payment arrangements	(469)	(6,904)
Gains on disposals of assets	(1,274)	(2,043)
Non-cash compensation charge	21,778	25,581
Amortization of deferred financing costs	780	1,819
Loss on extinguishment of debt	--	100,380
Other, net	283	3,127
Changes in operating assets and liabilities, net of effect from acquired businesses:
Accounts receivable	156,945	(65,787)
Inventories	17,777	1,430
Accounts payable and accrued liabilities	(98,354)	5,741
Taxes payable	4,897	(15,130)
Other operating assets and liabilities, net	(3,050)	14,397
Net cash flows provided by continuing operating activities	255,768	302,644
Net cash flows provided by discontinued operating activities	353	135,392
Net cash flows provided by operating activities	256,121	438,036
Cash flows from investing activities:
Capital expenditures	(114,738)	(199,256)
Acquisitions of businesses, net of cash acquired	(33,427)	(157)
Proceeds from sale of business	--	--
Proceeds from disposition of property, plant and equipment	2,655	3,535
Other, net	(1,686)	(2,626)
Net cash flows used in continuing investing activities	(147,196)	(198,504)
Net cash flows used in discontinued investing activities	--	(119,199)
Net cash flows used in investing activities	(147,196)	(317,703)

Cash flows from financing activities:
Revolving credit (repayments) borrowings, net	(17,825)	140,684
Repayment of 6 1/2% Senior Notes	--	(630,307)
Repayment of 5 1/8% Senior Notes	--	(419,794)
Distribution received from Spin-Off of Civeo	--	750,000
Term loan repayments	--	--
Debt and capital lease repayments	(541)	(538)
Issuance of common stock from share based payment arrangements	5,920	10,475
Purchase of treasury stock	(105,916)	(226,303)
Tax impact of share based payment arrangements	469	6,904
Payment of financing costs	(2)	(3,897)
Shares added to treasury stock as a result of net share settlements due to vesting of restricted stock	(6,827)	(6,136)
Net cash flows used in continuing financing activities	(124,722)	(378,912)
Net cash flows used in discontinued financing activities	--	(282,204)
Net cash flows used in financing activities	(124,722)	(661,116)

Effect of exchange rate changes on cash	(1,493)	(5,260)
Net change in cash and cash equivalents	(17,290)	(546,043)
Cash and cash equivalents, beginning of year	53,263	599,306

Cash and cash equivalents, end of year	$35,973	$53,263

Oil States International, Inc. and Subsidiaries
Segment Data
(in thousands)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

Revenues
Completion services	$53,812	$182,756	$308,077	$656,862
Drilling services	10,894	48,899	67,782	201,143

Well site services	64,706	231,655	375,859	858,005
Offshore products	169,768	252,078	724,118	961,604
Total revenues	$234,474	$483,733	$1,099,977	$1,819,609

EBITDA (A)
Completion services (1)	$773	$61,496	$50,618	$224,808
Drilling services	380	13,452	9,075	57,336
Well site services	1,153	74,948	59,693	282,144
Offshore products (1)	50,849	61,923	173,913	221,803
Corporate and eliminations (2)	(11,386)	(12,714)	(45,897)	(65,834)
Total EBITDA	$40,616	$124,157	$187,709	$438,113

Operating income (loss)
Completion services (1)	$(17,788)	$42,027	$(26,280)	$148,787
Drilling services	(6,140)	6,530	(17,866)	29,574

Well site services	(23,928)	48,557	(44,146)	178,361
Offshore products (1,3)	41,499	57,590	146,389	200,098
Corporate and eliminations (2)	(11,695)	(14,316)	(47,237)	(68,204)
Total operating income	$5,876	$91,831	$55,006	$310,255

Oil States International, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

Net income from continuing operations	$1,115	$58,253	$28,371	$127,227
Income tax provision	3,550	32,573	22,197	69,117
Depreciation and amortization (3)	34,515	31,806	131,257	124,776
Interest income	(115)	(148)	(543)	(560)
Interest expense	1,551	1,673	6,427	17,173
Loss on extinguishment of debt	--	--	--	100,380
EBITDA (A)	$40,616	$124,157	$187,709	$438,113

Adjustments to EBITDA (1, 2):
Non-recurring charges	1,874	--	6,411	11,235
Adjusted EBITDA (A)	$42,490	$124,157	$194,120	$449,348

(1) Adjustments to EBITDA and operating income (loss) for the three and twelve months ended December 31, 2015 included severance and other downsizing costs of $1.1 million and $3.1 million, respectively, related to the completion services business and $0.8 million and $3.3 million, respectively, related to the offshore products segment.

(2) Adjustments to EBITDA and operating income (loss) for the twelve months ended December 31, 2014 included transaction costs of $11.2 million. These costs primarily related to activities associated with the spin-off of Civeo.

(3) Adjustments to operating income (loss) for the three months ended December 31, 2015 included a $3.4 million depreciation charge related to a leasehold restoration provision for one of our offshore products facilities in the U.K.

(A) The terms EBITDA and Adjusted EBITDA consist of net income from continuing operations plus net interest expense, taxes, depreciation and amortization, and certain other non-recurring items.  EBITDA and Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net income or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.  Additionally, EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.  The Company has included EBITDA and Adjusted EBITDA as a supplemental disclosure because its management believes that EBITDA and Adjusted EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates.  The Company uses EBITDA and Adjusted EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan.  The table above sets forth a reconciliation of EBITDA and Adjusted EBITDA to net income, which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

Oil States International, Inc. and Subsidiaries
Additional Quarterly Segment and Operating Data
(unaudited)

	Three Months Ended December 31,
	2015	2014
Supplemental operating data:

Offshore products backlog ($ in millions)	$340.4	$490.0

Completion services job tickets	6,354	14,290
Average revenue per ticket ($ in thousands)	$8.5	$12.8

Land drilling operating statistics:
Average rigs available	34	34
Utilization	22.1%	86.3%
Implied day rate ($ in thousands per day)	$15.8	$18.5
Implied daily cash margin ($ in thousands per day)	$1.5	$5.3

Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Senior Vice President, Chief Financial Officer and Treasurer
713-652-0582

Patricia Gil
Oil States International, Inc.
Investor Relations
713-470-4860